AMENDMENT TO EMPLOYMENT AGREEMENT


         THIS AMENDMENT TO EMPLOYMENT AGREEMENT is entered into this 3rd day of April, 1998 by and between Casino Resource Corporation (the "Company") and John
J. Pilger ("Pilger").

         WHEREAS, the Company and Pilger are parties to an Employment Agreement dated May 20, 1996 (the "Existing Agreement") which provides for an Initial Term expiring on July 19, 1999 and for automatic year-to-year renewals thereafter in the absence of notice to the contrary;

         WHEREAS, the Company desires to change the Initial Term of the Existing Agreement to conform to the Company's fiscal year and accounting cycles, and to refine the renewal provisions of the Existing Agreement.

         NOW, THEREFORE, for and in consideration of the mutual promises and convenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

         1. Paragraph III of the Existing Agreement is hereby amended to read as follows:

         This Employment Agreement shall commence on May 20, 1996 and expire on September 30, 1999 unless sooner terminated as provided in this Agreement. Unless either party elects to terminate this Agreement by giving written notice to the other party on or before the Notice of Termination Date (as defined in the next sentence), the term of this Employment Agreement shall be deemed to have been automatically extended for an additional period of one year commencing on the day after the day when the then current term would have otherwise expired, and the expiration date of the term of this Employment Agreement shall be correspondingly changed to the next anniversary of the formerly prevailing expiration date. For purposes of this Employment Agreement, the term "Notice of Termination Date" shall mean the date which is one
         (1) year before the then prevailing expiration date of this Employment Agreement.


         2. Except as modified by this Amendment, the Existing Agreement shall remain in full force and effect in accordance with its terms.


IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment the day and year first above written.

                                      (1)

3.       ATTEST:  CASINO RESOURCE CORPORATION





____________________________________         ___________________________________
Noreen Pollman, Secretary                    Robert J. Allen, Vice-President


Witness:


                                                                            SEAL
____________________________________         ___________________________________
                                             John J. Pilger

                                      (2)